UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 17, 2012

Intellicell Biosciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-49388	91-1966948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

460 Park Avenue, 17th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 576-8700

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On April 27, 2011, Intellicell Biosciences, Inc. (f/k/a Media Exchange Group, Inc.) (the “Company”) and Intellicell Biosciences, Inc. (“Intellicell-NY”) entered into an Agreement and Plan of Merger which was amended on June 3, 2011 (the “Merger Agreement”) pursuant to which a subsidiary of the Company merged with and into Intellicell-NY and Intellicell-NY continued as the surviving corporate entity.  The closing of the transaction contemplated by the Merger Agreement took place on June 3, 2011 (the “Closing Date”).

In accordance with the Merger Agreement, all outstanding convertible notes issued by IntelliCell-NY (the “IntelliCell Notes”) were assumed by the Company. The Intellicell Notes, which are in the aggregate principal amount of $1,360,000, became due and payable on March 31, 2012.  The Company previously disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as amended, that it had not made any repayment of principal or accrued by unpaid interest that had become due and payable under the Intellicell Notes.  As of the date hereof, the Company has not repaid any principal or accrued but unpaid interest that has become due and payable under the IntelliCell Notes.

On May 17, 2012, the holder of an aggregate of $500,000 principal amount of IntelliCell Notes informed the Company that it is in default and demanded repayment under the IntelliCell Notes.   Pursuant to the terms of the IntelliCell Notes, upon the occurrence, after the expiration of a cure period of fifteen (15) days with respect to monetary defaults, following the receipt by the Company of written notice from a holder of a default in the payment of any installment of principal or interest, or any part thereof, when due, a holder, at its election may accelerate the unpaid balance of the principal and all accrued interest due under this Note and declare the same payable at once without further notice or demand.     Upon an event of default under the IntelliCell Notes, the holders of the IntelliCell Notes shall be entitled to, among other things (i) the principal amount of the IntelliCell Notes along with any interest accrued but unpaid thereon and (ii) costs and expenses in connection with the collection and enforcement under the IntelliCell Notes, including reasonable attorneys’ fees.

As a result of the notice of default, as of the date hereof, the IntelliCell Notes in the aggregate principal amount of $1,360,000 are immediately due and payable.  The Company is currently working with its investors on making arrangements to honor its obligations under the IntelliCell Notes, however, there can be no assurance that any such arrangements will ever materialize or be permissible or sufficient to cover any or all of the obligations under the IntelliCell Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Date: May 18, 2012	By:	/s/ Dr. Steven Victor
Dr. Steven Victor
Chief Executive Officer

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